UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2022

ATHENA TECHNOLOGY ACQUISITION CORP. II

 (Exact name of registrant as specified in its charter)

Delaware	001-41144	87-2447308
(State or other jurisdiction of incorporation)	(Commission FileNumber)	(IRS Employer IdentificationNo.)

442 5th Avenue
New York, NY 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (970) 925-1572

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, and one-half of one redeemable warrant	ATEK.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	ATEK	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock each at an exercise price of $11.50 per share	ATEK WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2022, the board of directors (the “Board”) of Athena Technology Acquisition Corp. II (the “Company”) appointed Trier Bryant to the Board. Ms. Bryant was appointed to serve as a Class I director with a term expiring at the Company’s first annual meeting of stockholders.

The Board appointed Ms. Bryant, who was determined to be an “independent director” as defined in the applicable rules of the New York Stock Exchange, to the Board’s Audit Committee.

Ms. Bryant, 38, is currently the President of 82VS, Alloy Therapeutics’ affiliated venture studio that builds and invests in next-generation biotech companies. Ms. Bryant is currently also Co-Founder and CEO of Just Work LLC. From March 2020 to January 2021, Ms. Bryant was the first Chief People Officer (CPO) at Astra, an aerospace company building low orbital rockets. From April 2019 to March 2020, she was also the VP of People and Workplace Experience at SigFig, a global FinTech company. From February 2016 to May 2018, Ms. Bryant was the Global Head of Revenue, G&A (Corporate Functions), University, and Diversity Recruiting at Twitter. Before Twitter, Ms. Bryant spent three years (2013-2016) as the VP of Global Diversity Talent Acquisition at Goldman Sachs. Additionally, from 2013 to 2014, Ms. Bryant served as the Chief of Staff to the Global Head of Talent Acquisition at Goldman Sachs. Ms. Bryant built her professional foundation as an officer in the United States Air Force across seven years of active duty service (2006-2013). Prior to leaving the military, Ms. Bryant was by-name-requested by the Pentagon to return to the Air Force Academy to spearhead DEI and talent development initiatives for the Air Force Academy, Air Force, and the Department of Defense (DoD). Ms. Bryant earned a B.S. in Systems Engineering with a minor in Spanish and Leadership from the United States Air Force Academy.

On December 8, 2022, the Company entered into an indemnity agreement (the “Indemnity Agreement”) with Ms. Bryant, pursuant to which the Company has agreed to provide contractual indemnification, in addition to the indemnification provided in the Company’s Amended and Restated Certificate of Incorporation, against liabilities that may arise by reason of her respective service on the Board, and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified, in the form previously filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-261287) for its initial public offering, initially filed with the U.S. Securities and Exchange Commission on December 6, 2021 (the “Registration Statement”).

On December 8, 2022, the Company entered into a joinder (the “Joinder”) to the letter agreement previously entered into by and between the Company and each of its other directors and other parties thereto in connection with the Company’s initial public offering.

The foregoing descriptions of the Indemnity Agreement and the Joinder do not purport to be complete and are qualified in their entireties by reference to the form of indemnity agreement and the Joinder, copies of which are attached as Exhibit 10.5 to the Registration Statement and Exhibit 10.1 hereto, respectively, and are incorporated herein by reference.

Other than as disclosed above, there are no arrangements or understandings between Ms. Bryant and any other persons pursuant to which Ms. Bryant was selected as a director of the Company. There are no family relationships between Ms. Bryant and any of the Company’s other directors or executive officers and Ms. Bryant does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Joinder, dated December 8, 2022, by and between the Company and Trier Bryant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENA TECHNOLOGY ACQUISITION CORP. II

By:	/s/ Isabelle Freidheim
	Name:	Isabelle Freidheim
	Title:	Chief Executive Officer

Dated: December 9, 2022

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